Exhibit 99.2

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is based on historical financial statements of Richardson Electronics, Ltd. and its subsidiaries (the Company), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the disposition of Burtek Systems Corp. and the Security Systems Division (SSD/Burtek).

The condensed consolidated balance sheet as of March 3, 2007 filed in the Company’s Form 10-Q on April 12, 2007 presented the assets to be disposed of as assets held for use, as the assets did not yet meet the criteria to classify as held for sale. The sale of SSD/Burtek will be accounted for as discontinued operations in conformity with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for the fiscal year ended June 2, 2007.

The unaudited pro forma condensed consolidated balance sheet is presented as of March 3, 2007 and reflects the historical financial position of the Company with pro forma adjustments to reflect the disposition of SSD/Burtek as if the sale had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 3, 2007 and the pro forma consolidated statement of operations for the fiscal year ended June 3, 2006 reflect the disposition of SSD/Burtek as if the sale had been consummated as of May 29, 2005. In accordance with pro forma accounting rules, no gain or loss from the actual divestment is reflected in the unaudited pro forma condensed consolidated statement of operations or the unaudited pro forma consolidated statement of operations.

The unaudited pro forma financial information has been prepared based upon available information and management estimates; actual amounts may differ from those estimated amounts. The unaudited pro forma financial information should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended March 3, 2007 and the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 3, 2006. The unaudited pro forma information is presented for illustrative purposes only, and is not necessarily indicative of what the Company’s financial position or results of operations would have been had the transaction been consummated as of and for the periods presented, nor is such information indicative of the Company’s results of operations or financial position for any future period or date.

Richardson Electronics, Ltd.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 3, 2007

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma Total
Assets
Current assets:
Cash and cash equivalents	$12,363	$—		$12,363
Receivables, less allowance of $2,060	115,474	(19,089	)(1)	96,385
Inventories	131,007	(18,108	)(1)	112,899
Prepaid expenses	7,635	(332	)(1)	7,303
Deferred income taxes	1,057	—		1,057

Total current assets	267,536	(37,529)		230,007

Non-current assets:
Property, plant and equipment, net	31,647	(2,280	)(1)	29,367
Goodwill	13,179	(1,706	)(1)	11,473
Other intangible assets, net	2,016	(1,073	)(1)(2)	943
Non-current deferred income taxes	1,335	—		1,335
Assets held for sale	1,243	—		1,243
Other assets	1,831	—		1,831

Total non-current assets	51,251	(5,059)		46,192

Total assets	$318,787	$(42,588)		$276,199

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,407	$(5,224	)(1)	$51,183
Accrued liabilities	28,479	3,054	(1)(3)(4)	31,533
Current portion of long-term debt	16	—		16

Total current liabilities	84,902	(2,170)		82,732

Non-current liabilities:
Long-term debt, less current portion	133,433	(80,000	)(5)	53,433
Non-current liabilities	1,803	—		1,803

Total non-current liabilities	135,236	(80,000)		55,236

Total liabilities	220,138	(82,170)		137,968

Commitments and contingencies	—	—		—
Stockholders’ equity
Common stock, $0.05 par value; issued 15,813 shares at March 3, 2007 and 15,663 shares at June 3, 2006	791	—		791
Class B common stock, convertible, $0.05 par value; issued 3,048 shares at March 3, 2007 and 3,093 shares at June 3, 2006	152	—		152
Preferred stock, $1.00 par value, no shares issued	—			—
Additional paid-in-capital	118,536	—		118,536
Common stock in treasury, at cost, 1,249 shares at March 3, 2007 and 1,261 shares at June 3, 2006	(7,404)	—		(7,404)
Accumulated deficit	(18,028)	41,901	(6)	23,873
Accumulated other comprehensive income	4,602	(2,319	)(1)	2,283

Total stockholders’ equity	98,649	39,582		138,231

Total liabilities and stockholders’ equity	$318,787	$(42,588)		$276,199

Richardson Electronics, Ltd.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Nine-Month Period Ended March 3, 2007

(in thousands, except per share amounts)

Statements of Operations	Historical	Pro Forma Adjustments		Pro Forma Total
Net sales	$491,702	$(80,657	)(7)	$411,045
Cost of sales	370,756	(59,211	)(7)	311,545

Gross profit	120,946	(21,446)		99,500
Selling, general, and administrative expenses	107,386	(15,639	)(7)	91,747
Gain on disposal of assets	(2,098)	—		(2,098)

Operating income	15,658	(5,807)		9,851

Other (income) expense:
Interest expense	8,486	(4,275	)(8)	4,211
Investment income	(885)	—		(885)
Foreign exchange loss	315	(34	)(7)	281
Retirement of long-term debt expenses	2,540	—		2,540
Other, net	74	(72	)(7)	2

Total other expense	10,530	(4,381)		6,149

Income (loss) from continuing operations before income taxes	5,128	(1,426)		3,702
Income tax provision	4,108	(2,503	)(7)	1,605

Income (loss) from continuing operations	$1,020	$1,077		$2,097

Income (loss) from continuing operations per common share—basic:
Common stock	$0.06	$(0.06)		$0.12

Common stock average shares outstanding	14,493	14,493		14,493

Class B common stock	$0.05	$(0.06)		$0.11

Class B common stock average shares outstanding	3,048	3,048		3,048

Income (loss) from continuing operations per common share—diluted:
Common stock	$0.06	$(0.06)		$0.12

Common stock average shares outstanding	17,638	17,638		17,638

Class B common stock	$0.05	$(0.06)		$0.11

Class B common stock average shares outstanding	3,048	3,048		3,048

Dividends per common share	$0.120	$0.120		$0.120

Dividends per Class B common share	$0.108	$0.108		$0.108

Richardson Electronics, Ltd.

Unaudited Pro Forma Consolidated Statements of Operations

For the Fiscal Year Ended June 3, 2006

(in thousands, except per share amounts)

Statements of Operations	Historical	Pro Forma Adjustments		Pro Forma Total
Net sales	$637,940	$(108,843	)(7)	$529,097
Cost of sales	482,171	(81,564	)(7)	400,607

Gross profit	155,769	(27,279)		128,490
Selling, general, and administrative expenses	139,640	(19,407	)(7)	120,233
Gain (loss) on disposal of assets	3	(157	)(7)	(154)

Operating income	16,126	(7,715)		8,411

Other (income) expense:
Interest expense	9,809	(3,528	)(8)	6,281
Investment income	(411)	—		(411)
Foreign exchange loss	724	(12	)(7)	712
Other, net	428	(125	)(7)	303

Total other expense	10,550	(3,665)		6,885

Income (loss) from continuing operations before income taxes	5,576	(4,050)		1,526
Income tax provision	8,218	(3,365	)(7)	4,853

Income (loss) from continuing operations	$(2,642)	$(685)		$(3,327)

Income (loss) from continuing operations per common share—basic:
Common stock	$(0.15)	$0.04		$(0.19)

Common stock average shares outstanding	14,315	14,315		14,315

Class B common stock	$(0.14)	$0.03		$(0.17)

Class B common stock average shares outstanding	3,093	3,093		3,093

Income (loss) from continuing operations per common share—diluted:
Common stock	$(0.15)	$0.04		$(0.19)

Common stock average shares outstanding	14,315	14,315		14,315

Class B common stock	$(0.14)	$0.03		$(0.17)

Class B common stock average shares outstanding	3,093	3,093		3,093

Dividends per common share	$0.160	$0.160		$0.160

Dividends per Class B common share	$0.144	$0.144		$0.144

Richardson Electronics, Ltd.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Pro Forma Presentation

On April 6, 2007, Burtek Systems Corp. (Burtek Systems), Richardson Electronics, Ltd. (the Company), and certain other subsidiaries of the Company entered into an Acquisition Agreement (Agreement) with Honeywell International Inc. (Honeywell) pursuant to which Honeywell agreed to purchase Burtek Systems and the Security Systems Division (SSD/Burtek). The transaction is structured as a sale of all of the stock of Burtek Systems and all of the other assets primarily used or held for use in SSD/Burtek. Subject to certain limited exceptions, Honeywell is not assuming any pre-closing obligations or liabilities of SSD/Burtek. The total consideration to be paid by Honeywell to the Company pursuant to the Agreement is $80.0 million, net of cash and debt other than certain assumed liabilities. The consideration is subject to downward adjustments related to working capital thresholds.

The accompanying unaudited pro forma financial statements for the period ended March 3, 2007 and for the fiscal year ended June 3, 2006 are presented herein because SSD/Burtek has not been presented as discontinued operations in the Company’s consolidated financial statements for periods preceding the signing of the Agreement. As a result, the historical results have been adjusted on a pro forma basis to give effect of the disposition of SSD/Burtek. The unaudited pro forma financial information has been prepared based upon available information and management estimates; actual amounts may differ from those estimated amounts.

The unaudited pro forma condensed consolidated balance sheet is presented as of March 3, 2007 and reflects the historical financial position of the Company with pro forma adjustments to reflect the disposition of SSD/Burtek as if the sale had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 3, 2007 and the pro forma consolidated statement of operations for the fiscal year ended June 3, 2006 reflect the disposition of SSD/Burtek as if the sale had been consummated as of May 29, 2005. In accordance with pro forma accounting rules, no gain or loss from the actual divestment is reflected in the unaudited pro forma condensed consolidated statement of operations or the unaudited pro forma consolidated statement of operations.

2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet and the condensed consolidated and consolidated statements of operations give effect to the following pro forma adjustments:

Balance Sheet

(1)	To reflect the elimination of assets and liabilities associated with SSD/Burtek included in the Company’s historical condensed consolidated and consolidated financial statements.
(2)	To reflect the net book value of deferred financing costs associated with the Company’s credit agreement. The Company is required to negotiate a new credit agreement when SSD/Burtek is sold. As a result, the unamortized deferred financing costs of $0.8 million associated with the Company’s current credit agreement will be expensed upon the sale.
(3)	To reflect estimated legal, consulting and other costs of $3.8 million directly associated with the sale of SSD/Burtek.
(4)	To reflect estimated tax liability of $0.6 million associated with the gain on the sale of SSD/Burtek in foreign locations.
(5)	To reflect estimated net cash proceeds of approximately $80.0 million from the sale of SSD/Burtek as if the sale occurred on March 3, 2007. The Company is required to use the proceeds from the sale of SSD/Burtek to repay debt outstanding under its current credit agreement.
(6)	To reflect the estimated net after-tax gain of approximately $41.9 million related to the sale of SSD/Burtek. The actual net gain to be reported in discontinued operations in the Company’s statement of operations is subject to change pending final determination of the working capital of SSD/Burtek, transaction costs, and other adjustments.

Statement of Operations

(7)	To reflect the elimination of the financial results of SSD/Burtek.
(8)	To reflect the interest expense associated with the Company’s credit agreement. The Company is required to use the proceeds from the sale of SSD/Burtek to repay debt outstanding under its current credit agreement. In accordance with EITF No. 87-24, Allocation of Interest to Discontinued Operations, interest on debt that is required to be repaid as a result of the disposal transaction has been allocated to the discontinued operations.